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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    February 17, 1999

                              ECLIPSYS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

              000-24539                                   65-0632092
       (Commission File Number)                (IRS Employer Identification No.)

                            777 East Atlantic Avenue
                                    Suite 200
                              Delray Beach, Florida
                                      33483
                    (Address of principal executive offices)

                                 (561) 243-1440
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
             (Former Name or Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

     On February 17, 1999 (the "Closing Date"), pursuant to an Agreement and Plan of Merger dated as of February 5, 1999 (the "Merger Agreement") by and among Eclipsys Corporation ("Eclipsys"), PowerCenter Systems, Inc. ("PCS"), a Delaware corporation, and Power Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Eclipsys ("Sub), Eclipsys acquired PCS by means of a merger (the "Merger") of Sub with and into PCS, with PCS remaining as the surviving corporation in the Merger. As a result of the Merger, PCS is now a wholly owned subsidiary of Eclipsys. PCS provides management information technology to hospitals, integrated delivery networks, physician groups and other healthcare organizations. Sub was created solely for the purpose of effecting the Merger.

     Pursuant to the Merger Agreement, Eclipsys agreed to issue shares of voting common stock of Eclipsys, $.01 par value per share ("Eclipsys Common Stock") in exchange for all the outstanding shares of common stock of PCS, $.01 par value per share ("PCS Common Stock"). Eclipsys also agreed to assume all outstanding options and warrants to purchase PCS Common Stock. Eclipsys issued an aggregate of approximately 1,001,980 shares of Eclipsys Common Stock in the Merger in exchange for the outstanding shares of PCS common stock, and reserved an aggregate of approximately 98,020 additional shares for issuance upon the exercise of the assumed options and warrants.

     In addition, Eclipsys issued approximately 61,046 shares of Eclipsys Common Stock in exchange for the cancellation of outstanding promissory notes of PCS having an aggregate outstanding balance of $2,222,666, based upon a per share price of $36.41, which was the average of the closing price of Eclipsys Common Stock for the ten days prior to the execution of the Merger Agreement.

     Ten percent (10%) of the shares of Eclipsys Common Stock issued to the stockholders and noteholders of PCS pursuant to the Merger Agreement will be held in escrow for a period of one year from the date of closing to secure certain indemnification obligations of the PCS stockholders and noteholders.

     Eclipsys will register on a Registration Statement on Form S-8 approximately 57,000 shares of Eclipsys Common Stock for issuance upon the exercise of stock options formerly exercisable for shares of PCS Common Stock, which were assumed by Eclipsys in the Merger.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
           INFORMATION AND EXHIBITS.

     (c)   Exhibits.

           See Exhibit Index attached hereto. The exhibits listed in the
Exhibit Index filed as part of this report are filed as part of or are included in this report.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 3, 1999              ECLIPSYS CORPORATION

                                       By: /s/ ROBERT J. VANARIA
                                           -----------------------------
                                           Robert J. Vanaria
                                           Senior Vice President and Chief
                                           Financial Officer


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                                  EXHIBIT INDEX

                EXHIBIT NO.                          Description
                -----------                          ------------
              2.1                 Agreement and Plan of Merger dated as of
                                  February 5, 1999, by and among Eclipsys, PCS
                                  and Sub

             99.1 Escrow Agreement dated as of February 17, 1999, by and among Eclipsys, Sub, PCS, and the PCS stockholders and noteholders